UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

MICROMED CARDIOVASCULAR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51487	98-0228169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8965 Interchange Drive

Houston, Texas 77054

(Address of principal executive offices) (Zip Code)

(713) 838-9210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2007, the company entered into an agreement with Agility Business Partners, LLC, pursuant to which Deanne Yartz will serve as the company’s Chief Financial Officer effective October 8, 2007. Since 2003, Ms. Yartz served as a financial consultant with Sirius Solutions, LLP. From 1998 to 2003, Ms. Yartz was an independent consultant for various private and publicly traded companies. Prior to that, Ms. Yartz was the VP of Finance and Chief Financial Officer of WNS, Inc., from 1986 to 1998. Ms. Yartz holds a BBA degree from the University of Texas and is a Certified Public Accountant. Ms. Yartz has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.

(Registrant)

/s/ ROBERT BENKOWSKI

Robert Benkowski,

Chief Executive Officer

DATE: September 19, 2007